EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

ALABAMA

1.	CompBenefits of Alabama, Inc.

ARIZONA

1.	Managed Prescription Program
2.	SeniorBridge Family Companies (AZ), Inc.
3.	St. Mary’s Medical Park Pharmacy, Inc.

ARKANSAS

1.	Ambulatory Care Solutions of Arkansas LLC
2.	American Dental Providers of Arkansas, Inc.
3.	Humana Regional Health Plan, Inc.

CALIFORNIA

1.	Humana Health Plan of California, Inc.
2.	M.D. Care, Inc.
3.	SeniorBridge Family Companies (CA), Inc.

CAYMAN ISLANDS

1.	OMP Insurance Company, Ltd.

CONNECTICUT

1.	SeniorBridge Family Companies (CT), Inc.

DELAWARE

1.	Agile Technology Solutions, Inc.
2.	American Tax Credit Corporate Georgia Fund III, L.L.C.
3.	Arcadian Management Services, Inc.
4.	Availity, L.L.C.
5.	B-Cycle, LLC
6.	Certify Data Systems, Inc.
7.	CompBenefits Corporation
8.	CompBenefits Direct, Inc.
9.	Concentra Akron, L.L.C.
10.	Concentra Arkansas, L.L.C.
11.	Concentra Inc.
12.	Concentra Laboratory, L.L.C.
13.	Concentra Operating Corporation
14.	Concentra St. Louis, L.L.C.
15.	Concentra Solutions, Inc.
16.	Concentra South Carolina, L.L.C.
17.	Concentra-UPMC, L.L.C.
18.	DefenseWeb Technologies, Inc.
19.	Emphesys, Inc.
20.	Health Value Management, Inc.
21.	HUM INT, LLC
22.	Humana Government Business, Inc.
23.	Humana Inc.
24.	Humana Innovation Enterprises, Inc.
25.	Humana Pharmacy, Inc.
26.	Humana Veterans Healthcare Services, Inc.
27.	Humana WellWorks LLC
28.	HumanaDental, Inc.
29.	HumanaVitality, LLC
30.	Latin Healthcare Fund, L.P.
31.	SeniorBridge Family Companies, Inc.
32.	Sensei, Inc.
33.	Symphony Health Partners, Inc.

34.	Symphony Health Partners-Midwest, LLC
35.	National Healthcare Resources, Inc.
36.	Occupational Health + Rehabilitation LLC
37.	Valor Healthcare, Inc.

FLORIDA

1.	154th Street Medical Plaza, Inc.
2.	1st Choice Home Health Care, LLC
3.	54th Street Medical Plaza, Inc.
4.	American Eldercare of North Florida, LLC
5.	American Eldercare, Inc.
6.	CAC-Florida Medical Centers, LLC
7.	CAC Medical Center Holdings, Inc.
8.	Care Partners Home Care, LLC
9.	CarePlus Health Plans, Inc.
10.	CompBenefits Company
11.	Complex Clinical Management, Inc.
12.	Continucare Corporation
13.	Continucare MSO, Inc.
14.	Continucare MDHC, LLC
15.	Continucare Managed Care, Inc.
16.	Continucare Medical Management, Inc.
17.	HomeCare Health Solutions, Inc.
18.	HUM-e-FL, Inc.
19.	Humana AdvantageCare Plan, Inc.
20.	Humana Dental Company
21.	Humana Health Insurance Company of Florida, Inc.
22.	Humana Medical Plan, Inc.
23.	HumanaCares, Inc.
24.	Metropolitan Health Networks, Inc.
25.	METCARE of Florida, Inc.
26.	Naples Health Care Specialists, LLC
27.	Nursing Solutions, LLC
28.	SeniorBridge Family Companies (FL), Inc.
29.	SeniorBridge-Florida, LLC
30.	Seredor Centers, Inc.
31.	Seredor Corporation

GEORGIA

1.	CompBenefits of Georgia, Inc.
2.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.
2.	Comprehensive Health Insights, Inc.
3.	Dental Care Plus Management, Corp.
4.	Humana Benefit Plan of Illinois, Inc.
5.	SeniorBridge Family Companies (IL), Inc.
6.	The Dental Concern, Ltd.

INDIANA

1.	Ambulatory Care Solutions, LLC
2.	SeniorBridge Family Companies (IN), Inc.

KENTUCKY

1.	CHA HMO, Inc.
2.	CHA Service Company
3.	HUM-Holdings International, Inc.
4.	Humana Active Outlook, Inc.
5.	Humana Health Plan, Inc.
6.	Humana Insurance Company of Kentucky
7.	Humana MarketPOINT, Inc.

8.	Humana Pharmacy Solutions, Inc.
9.	Humco, Inc.
10.	Preservation on Main, Inc.
11.	SeniorBridge Family Companies (KY), Inc.
12.	The Dental Concern, Inc.
13.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Humana Health Benefit Plan of Louisiana, Inc.

MAINE

1.	CM Occupational Health, Limited Liability Company
2.	OHR/Baystate, LLC

MARYLAND

1.	SeniorBridge Family Companies (MD), Inc.

MASSACHUSETTS

1.	Concentra Integrated Services, Inc.
2.	OHR/MMC, Limited Liability Company
3.	SeniorBridge Family Companies (MA), Inc.

MICHIGAN

1.	Humana Medical Plan of Michigan, Inc.

MINNESOTA

1.	SeniorBridge Family Companies (MN), Inc.

MISSOURI

1.	SeniorBridge Family Companies (MO), Inc.

NEW JERSEY

1.	SeniorBridge Family Companies (NJ), Inc.

NEVADA

1.	Concentra Health Services, Inc.

NEW YORK

1.	Cambridge Companions, LLC
2.	Cambridge Personal Care, LLC
3.	Harris, Rothenberg International Inc.
4.	Humana Health Company of New York, Inc.
5.	Humana Insurance Company of New York
6.	SeniorBridge Care Management, Inc.
7.	SeniorBridge Family Companies (NY), Inc.

NORTH CAROLINA

1.	American Dental Plan of North Carolina, Inc.
2.	SeniorBridge (NC), Inc.

OHIO

1.	Ambulatory Care Solutions of Ohio LLC
2.	Humana Health Plan of Ohio, Inc.
3.	Hummingbird Coaching Systems LLC
4.	SeniorBridge Family Companies (OH), Inc.

PENNSYLVANIA

1.	Concentra Occupational Healthcare Harrisburg, L.P.
2.	Humana Medical Plan of Pennsylvania, Inc.
3.	SeniorBridge Family Companies (PA), Inc.

PUERTO RICO

1.	Humana Health Plans of Puerto Rico, Inc.
2.	Humana Insurance of Puerto Rico, Inc.
3.	Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company

TENNESSEE

1.	Cariten Health Plan Inc.
2.	Cariten Insurance Company
3.	Kanawha Healthcare Solutions, Inc.
4.	PHP Companies, Inc.
5.	Preferred Health Partnership, Inc.

TEXAS

1.	Arcadian Choice, Inc.
2.	CompBenefits Insurance Company
3.	Concentra Occupational Health Research Institute
4.	Corphealth, Inc.
5.	Corphealth Provider Link, Inc.
6.	DentiCare, Inc.
7.	Emphesys Insurance Company
8.	Humana Health Plan of Texas, Inc.
9.	SeniorBridge Family Companies (TX), Inc.
10.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.

VERMONT

1.	Managed Care Indemnity, Inc.

VIRGINIA

1.	KMG America Corporation
2.	SeniorBridge Family Companies (VA), Inc.

WASHINGTON

1.	Arcadian Health Plan, Inc.

WISCONSIN

1.	CareNetwork, Inc.
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan